WESTBURY METALS GROUP, INC.
                                                 750 Shames Drive
                                             Westbury, New York 11590


                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    TO BE HELD ON FEBRUARY 3, 1999 AT 2:00 P.M.

To the Shareholders of
Westbury Metals Groups, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of Rosecap, Inc. , a New York corporation (the "Company"), will be held at the offices of the Company at 750 Shames Drive, Westbury, New York 11590 on February 3, 1999 at the hour of 2 p.m. local time for the following purposes:

         (1) To re-elect the three (3) Directors of the Company for the following fiscal year;

         (2) To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on December 28, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors


                                            David W. Sass, Secretary

December 28, 1998

                  IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSALS AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT, YOUR PROMPT RETURN OF SIGNED AND DATED PROXY WILL BE APPRECIATED.

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                                          ANNUAL MEETING OF STOCKHOLDERS

                                                        OF

                                            WESTBURY METALS GROUP, INC.


                                                 FEBRUARY 3, 1999
                                                 -----------------

                                                  PROXY STATEMENT
                                                 -----------------

                                                GENERAL INFORMATION

Proxy Solicitation

                  This Proxy Statement is furnished to the holders of Common Stock, $.001 par value per share ("Common Stock"), of Westbury Metals Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held February 3, 1999, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about December 30, 1998 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1. Proxies marked as abstaining will be treated

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as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights

                  Only stockholders of record at the close of business on December 28, 1998 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on December 28, 1998 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the shareholders present in person or by proxy at the meeting is required for the election of the directors to be elected by such shares. The present directors and officers of the Company holding approximately 25% of the outstanding Common Stock of the Company intend to vote "FOR" the slate of directors.

                                                  PROPOSAL NO. 1

                                               ELECTION OF DIRECTORS

                  The By-Laws of the Company provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of three (3) members. At the meeting, three (3) directors will be elected to serve until the 1999 Annual Meeting of Stockholders and until their successors have been elected and qualified. Present vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. All current directors have been nominated for re-election. The nominees to be voted on by stockholders are Messrs. Sherman, O'Hanlon and Riess.

                  All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Sherman O'Hanlon and Riess.



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         The Board of Directors  recommends that the stockholders vote "FOR" the election of the following three nominees (Item No. 1 on the proxy card).


                                    NOMINEES FOR ELECTION

The Directors of the Company and a brief summary of their business experience and certain other information with respect to them are set forth below:

Name                          Age           Capacities In Which Served

Mandel Sherman                 60           President, Chief Executive Officer
                                            and Director

Michael A. O'Hanlon            51           Director

Michael Riess                  58           Director

Mandel Sherman, President, Chief Executive Officer and Director

Mandel Sherman, 60, has been the President, Chief Executive Officer and Director of Westbury Alloys, Inc. ("Westbury") since July 1996. From 1993 to 1995, Mr. Sherman acted as an independent consultant to various investment firms. From 1983 to 1993, Mr. Sherman participated in numerous real estate ventures as both an investor and manager of developments with an approximate total value in excess of $30 million. From 1975 to 1983, Mr. Sherman served as the Chief Executive Officer and President of Refinement International Company ("Refinement"), a company he founded in 1975. Refinement, a full service metals processing company with financial capabilities and capital resources in precious metals and specialty metals markets, exceeded annual sales of $350 million and was publicly traded on the American Stock Exchange. From 1962 to 1975, Mr. Sherman served as the President of Eastern Foundry Supplies ("EFS"), a company he founded in 1962. EFS concentrated in the recovery of precious metals from the electronic and jewelry industries. In 1967, Mr. Sherman was responsible for the sale of EFS to Whittaker Corp., a California-based Company listed on the NYSE, where Mr. Sherman remained as President with annual sales of approximately $10 million. Mr. Sherman received his BSBA in Business Administration from Boston University in 1959.

Michael A. O'Hanlon, Director

Michael A. O'Hanlon, 51, has been the president and chief executive officer of DVI, Inc., ("DVI") an independent specialty finance company that conducts a medical equipment finance business and related medical receivables finance business, since November 1995. Mr. O'Hanlon was president and chief operating officer from September 1994 to November 1995. Previously, Mr. O'Hanlon served as executive vice president of DVI since joining DVI in March, 1993. Prior to joining DVI, Mr. O'Hanlon served as president and chief executive officer of Concord Leasing, Inc., and its subsidiary, U.S. Concord, Inc. for nine years, a company which provides medical, aircraft, shipping and industrial equipment financing. Previously, Mr. O'Hanlon was a senior executive with Pitney Bowes Credit
                                                         3

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Corporation.  Mr.  O'Hanlon  received  his  Master of  Science  degree  from the
University of Connecticut and his Bachelor of Business Administration from the Philadelphia College of Textiles and Science. Mr. O'Hanlon became a director of DVI in November, 1993.

Michael Riess, Director

Michael Riess, 58, has been the president of Materials Management Corporation ("MMC") since 1978, a consulting firm specializing in precious and nonferrous metals. Mr. Riess is also associated with Prudential Securities. He has headed the North American trading operations of the Gulf Oil Corporation, Brascam, Ltd. and W.C. Heraeus, GmbH. He also managed Heraeus' U.S. precious metals refining and has been involved in trading and marketing a broad range of materials, including metals, scrap, and concentrates. A graduate of Middlebury College with advanced degrees from Columbia University's Graduate School of Business and its School of International Affairs, Mr. Riess was Professor of Finance at Columbia for eight years. He has been a member of several commodity exchanges and is a Director of the International Precious Metals Institute and the Center for the Study of Futures Markets.

         All directors shall serve for a term of one year or until their respective successors have been duly elected and qualified.

         During Fiscal Year 1997 the Board of Directors held one meeting.

         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         As of December 28, 1998, there were 3,197,312 shares of Common Stock outstanding. The following table sets forth as of December 28, 1998, the number of shares of Common Stock of the Company and the percentage of that class owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group. All shares set forth in the following table are entitled to one vote per share and the named beneficial owner has sole voting and investment power.



                                        Number of Shares
Name and Address                        Beneficially Owned(1)        Percentage
Dartmouth Capital Partners(2)
210 Dartmouth Street
Pawtucket, RI 02860                           832,500                     26%

uMandel Sherman(3)
Westbury Alloys, Inc.
750 Shames Drive
Westbury, NY 11590                            450,166                   14.1%


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                                        Number of Shares
Michael A. O'Hanlon
DVI, Inc.
500 Hyde Park
Doylestown, PA 18901                          100,000                   3.10%

Michael Riess
818 Lake Avenue
Greenwich, CT 06831                               -0-                     -0-

Directors and Officers as a Group (3)          550,166                   17.2%




(1) All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act, and include voting and investment power with respect to shares of Common Stock of the Company.

(2) The members of this limited liability company are immediate family members of Mr. Mandel Sherman, President and Chief Executive Officer of Westbury. Mr. Sherman disclaims beneficial ownership of such shares.

(3) Does not include 832,500 shares owned by Dartmouth Capital Partners, a company owned and controlled by Mr. Sherman's children.

                                              EXECUTIVE COMPENSATION

        The following table sets forth the aggregate cash compensation paid by the Company during each of the last three fiscal years to its Chief Executive Officer.


                                                            Summary Compensation Table
              Annual Compensation                           Long Term Compensation
Name and principal                                                                                                         All other
position                                                                     Awards                           Payouts      compen-
                                                                                                                           sation
        Year   Salary         Bonus       Other annual   Restricted       Securities          LTIP Payouts
               ($)            ($)         compen-        Stock awards     Underlying          ($)
                                          sation                          Options/SARs (#)
Mandel
Sherman(1)
        1998   $116,154                   6,888
        1997   $0
        1996   $0




(1) See the discussion of the Company's employment agreement with Mr. Sherman described below.

                                               CERTAIN TRANSACTIONS

             On July 3, 1996, Westbury's predecessor, Westbury, LLC executed an asset purchase agreement (the "Asset Purchase Agreement") where Westbury, LLC purchased the assets of a unrelated New York corporation, Westbury Alloys, Inc. ("Westbury New York") for a purchase price of $650,000, payable as follows:
$550,000 in cash at or prior to closing and with a balance due in equal amounts of $50,000 on January 31, 1997 and July 31, 1997. To fund this purchase Westbury, LLC borrowed from Graco Holdings, Inc. ("Graco"), the sum of $550,000. This loan has been repaid from the proceeds of certain bridge financing in the amount of $700,000 (described below).
 On July 16, 1996, the obligation due to Graco was assigned by Graco to another affiliate of a former stockholder. In July 1996, Graco guaranteed Westbury, LLC's line of credit ("Line of Credit") and deposited a letter of credit in the amount of $2,600,000 as security for its guaranty.

        On July 22, 1996, Lawrence Raskin, former president of Westbury New York executed a five (5) year consulting agreement with Westbury to serve as a consultant to Westbury in connection with transitional issues and continuing conduct of Westbury's business. Mr. Raskin will receive a fee of $10,000 per annum for his consulting services. As part of the consulting agreement, Westbury signed a five year lease on its 10,200 square foot facilities at 750 Shames Drive, Westbury, New York, with Mr. Raskin. The term of the lease expires on July 31, 2003. Throughout the term of the lease, Westbury has the option to renew the lease at a mutually agreeable rental at least 30 days prior to expiration. In addition, Westbury has an option to purchase the existing facility space at the appraised fair market value, although not for less than $1.2 million for the first three years. Westbury has no current intention to exercise this option.

        From time to time, Westbury borrowed funds from several affiliated investment limited partnerships. These loans were repaid in July and August, 1997. Mandel Sherman, the president, director and a principal shareholder of the Company is the general partner and manager of such affiliated entities.

        In October, 1997, Westbury, LLC merged into Westbury Alloys, Inc., a Delaware corporation. The membership interests in Westbury, LLC were converted into 1,850,000 shares of common stock of Westbury Alloys, Inc. in proportion to the interest held by each member.

        In December, 1997, seven investors provided bridge financing in the amount of $700,000 and received promissory notes. As additional consideration for each dollar loaned, the investors in the bridge financing received one Class A Redeemable Warrant (the "Bridgeholders' Warrant"), which permits the Bridgeholders to purchase 700,000 shares of the Company's Common Stock at an exercise price of $2.25 per share for a period of two years from the closing of the bridge financing. The Notes have been converted into 233,333 Shares of the Company's Common Stock in accordance with the terms of the Company's Private Offering Memorandum dated January 28, 1998 (described below).

        On January 1, 1998, Westbury entered into a three-year employment agreement with Mandel Sherman. Under the agreement, Mr. Sherman's compensation is $175,000 annually. In addition, Mr. Sherman will receive 10% of the pretax profits of the Company in each year in excess of $500,000 to a maximum of $175,000 per year. This agreement has been assumed by the Company. In addition, the Company has taken out a $1,000,000 keyman life insurance policy for Mr. Sherman.

        The Agreement terminates upon the death or disability of Mr. Sherman and permits the Company to terminate the agreement, without further payment obligation to Mr. Sherman, upon the commission of certain acts, and to terminate the Agreement for any other reason, provided that the Company pays to him a severance payment equal to the aggregate base salary otherwise owed to him over the remaining term of the Agreement. Pursuant to the terms of the Agreement, in the event that Mr. Sherman is not nominated or re-elected to serve as a member of the Board of Directors, either he or the Company may terminate his employment with the Company and in such event, he shall be entitled to continue to receive his base salary as set forth in the Agreement for the remainder of the term.

        The Agreement  also contains  certain  confidentiality  and  non-compete
provisions  which  are  operative   during  the  term  of  the  Agreement.   The
confidentiality provisions remain in effect after termination of employment.

        In July, 1996, the original members of Westbury, LLC, subscribed for membership interests of $100,000, in the aggregate, in Westbury, LLC. Such interests were converted into Westbury

Common Stock at the time of the merger between Westbury, LLC and Westbury. These subscriptions were paid in December, 1997.

        On March 31, 1998, the Company completed a reverse merger of its wholly owned subsidiary, Westbury Acquisition Corp. a New York corporation ("WAC") with Westbury Alloys, Inc., a Delaware corporation ("Westbury") pursuant to which Westbury has become a wholly owned subsidiary of the Company. Westbury provides a broad range of processing and refining services in connection with the reclamation of precious and specialty metals from scrap materials. Pursuant to the merger, the principals of Westbury have become the principals of the Company and have become the largest shareholders of the Company.

        In order to maintain and maximize the current sales growth of West Tech, Inc., a borrowing facility of $2,000,000 for the financing of accounts receivable was made by a commercial lender in October 1998. A Director of the Company is an Officer of the commercial lender.

        The Company paid to the firm of McLaughlin & Stern, LLP during the year ended June 30, 1998, the sum of $67,641 for various legal services. David W. Sass, the Secretary of the Company, is a member of said firm.

                                                   AUDIT MATTERS

        A representative of the firm of Citron Cooperman & Company, independent auditors, will not be present at the Annual Meeting of Shareholders.

        The Company's 1998 Annual Report on Form 10-KSB to shareholders will be mailed separately from this Proxy Statement.


                                          OTHER BUSINESS TO BE TRANSACTED

        As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.


                                           ANNUAL REPORT TO STOCKHOLDERS

        The Annual Report to Stockholders for the year ended June 30, 1998 is being mailed to stockholders with this Proxy Statement.




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



                                    STOCKHOLDER PROPOSAL - 1999 ANNUAL MEETING

        Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by June 30, 1999.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                               David W. Sass, SECRETARY

New York, New York
December 28, 1998

                                                        PROXY

            This Proxy is Solicited on Behalf of the Board of Directors

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a shareholder in Westbury Metals Group, Inc., a New York corporation ("Westbury"), hereby appoints Mandel Sherman and David W. Sass, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all shares of Westbury as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of shareholders of Westbury to be held on February 3, 1999 or any adjournment thereof, on the following matters as designated below and, in their discretion, on such other matters as may properly come before the meeting. This proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the following Proposals.

1.      ELECTION OF DIRECTORS

For all nominees listed below                        Withhold Authority to
(Except as Marked to the                             Vote All Nominees Listed
Contrary)          ________                          Below   _______

Mandel Sherman, Michael A. O'Hanlon and Michael Riess

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

----------------------------------------------------------------------------
OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforseen matters which are properly brought before the meeting as management may recommend.

        The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above named proxies may do at such meetings, or at any adjournments thereof, by virtue hereof.

        When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such and also state the name of the stockholder of record for whom you act. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                         Dated:__________, 1999


                                                         --------------
                                                         Signature


                                                         --------------
                           Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE

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